Exhibit 99.2

XPO Logistics Announces Leadership Succession Plan to Take Effect in Fourth Quarter 2022 Following Brokerage Spin-Off

Mario Harik has been appointed president, North American less-than-truckload, and will succeed Brad Jacobs as XPO’s chief executive officer once the spin-off is complete

Brad Jacobs will remain with XPO as executive chairman

GREENWICH, Conn. — August 4, 2022 — XPO Logistics, Inc. (NYSE: XPO) today announced that Mario Harik will succeed Brad Jacobs as chief executive officer of XPO and join the board of directors following XPO’s planned spin-off of its tech-enabled brokerage platform in the fourth quarter. Jacobs will remain with XPO as executive chairman, and will become non-executive chairman of the spin-off.

XPO further announced that Harik has been named president, less-than-truckload (LTL) effective immediately, after serving as acting LTL president since October 2021. The company plans to become a pure-play LTL transportation provider in North America by completing the brokerage spin-off and the divestiture of its European business.

Brad Jacobs, chairman and chief executive officer of XPO Logistics, said, “Under Mario’s leadership, we’ve made major advances in transforming our LTL business, as demonstrated by the strong second quarter results we announced today. Since taking over LTL last fall, Mario has driven marked improvements in operating ratio, pricing and network fluidity, as well as customer satisfaction and employee engagement.”

Jacobs continued, “Mario has been key to XPO’s success since our earliest days, working side-by-side with me to build the company into an industry leader and innovation powerhouse. He has a deep understanding of our business, and he’s the architect of our industry-best technology platform. I’m confident that we’ll have a seamless transition from Mario’s current role as LTL president to his leadership of XPO as a standalone LTL company.”

In his first nine months as head of North American LTL, Harik improved the company’s operating efficiency to a record level in the second quarter of 2022. Over the same period, he enhanced pricing, excluding fuel impact, from a year-over-year gain of 6% to 10.6%, rebalanced the network and spearheaded high-impact technology deployments. In addition, Harik accelerated the growth strategy, doubling production run-rate at the company’s in-house trailer manufacturing facility and opening five new terminals, adding 345 net new doors toward a goal of 900 net new doors by year-end 2023.

Harik said, “The opportunity ahead for XPO is enormous. We have a high-ROIC LTL business in an industry with substantial barriers to entry, durable end-market demand, secular tailwinds and strong pricing dynamics. Our network has a robust technological infrastructure and a highly engaged team with many long-standing customer relationships. In the seven years that we’ve owned the business, we’ve improved our adjusted operating ratio dramatically — now, our new growth strategy has created fresh momentum. I’m excited to continue working with Brad and the team to create a world-class LTL carrier.”

Less-Than-Truckload Business Profile

XPO will move forward from the spin-off with significant advantages of scale as one of only a few publicly traded LTL companies offering truly national US coverage. In addition, the business has unique competitive positioning with company-specific avenues for value creation, such as 130 commercial driver training school locations, in-house trailer manufacturing and comprehensive proprietary technology.

As of June 30, 2022, XPO’s North American LTL business had an integrated network of 294 terminals, equipment assets of approximately 8,200 tractors and 27,000 trailers, and 25,000 accounts in diverse verticals served by approximately 22,000 employees, including 13,000 professional drivers.

For the full year 2021, XPO’s North American LTL business generated $4.1 billion of revenue and $618 million of operating income, as well as the second best adjusted operating ratio of all publicly traded LTL carriers in the industry. For the full year 2022, the company expects to nearly triple the adjusted EBITDA generated by LTL from the time it acquired the North American business in 2015.

About Mario Harik

Harik has been instrumental in establishing XPO as a transportation leader during his tenures as chief information officer and chief customer officer, positions he held from 2011 and 2021, respectively, until his appointment as president, North American LTL. As CIO, he led XPO’s global technology strategy and organization, including the creation of the company’s flagship brokerage platform, which continues to drive the outperformance of XPO’s North American truck brokerage business. For LTL, Harik oversaw the development of proprietary technology that is transforming the company’s network operations, pricing management and customer service.

Prior to XPO, Harik was chief information officer with Oakleaf Waste Management, chief technology officer with Tallan, Inc., and co-founder and chief architect of web and voice applications with G3 Analyst. He holds a master’s degree in engineering, information technology from Massachusetts Institute of Technology, and a bachelor’s degree in engineering, computer and communications from the American University of Beirut in Lebanon.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a leading provider of freight transportation services, primarily less-than-truckload (LTL) and truck brokerage. XPO uses its proprietary technology, including the cutting-edge XPO Connect® automated freight marketplace, to move goods efficiently through supply chains. The company’s global network serves 50,000 shippers with approximately 749 locations and 43,000 employees, and is headquartered in Greenwich, Conn., USA. Visit xpo.com and europe.xpo.com for more information, and connect with XPO on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the planned spin-off of our tech-enabled brokered services platform and the sale or listing of our European business, the expected timing of these transactions and the anticipated benefits of these transactions; succession plans related to XPO and the planned spin-off company, growth strategies and our full year 2022 financial targets of North American LTL adjusted EBITDA. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include our ability to effect the spin-off of our tech-enabled brokered services platform and meet the related conditions of the spin-off, our ability to complete the sale or listing of our European business, the expected timing of the completion of these transactions and the terms of the transactions, our ability to achieve the expected benefits of the transactions, our ability to retain and attract key personnel for the separate businesses, the risks discussed in our filings with the SEC, and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units, and the impact of anticipated material compensation and other expenses, including expenses related to the acceleration of equity awards, to be incurred in connection with a substantial disposition; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with a business unit sale, spin-off or other divestiture; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China; risks and uncertainties regarding the expected benefits of the spin-off of our logistics segment or a future spin-off of a business unit, the impact of the spin-off of our logistics segment or a future spin-off of a business unit on the size and business diversity of our company; the ability of the spin-off of our logistics segment or a future spin-off of a business unit to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; the impact of potential sales of common stock by our chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; competition and pricing pressures; and the impact of the brokerage spin-off on our businesses, our operations, our relationships with customers, suppliers, employees and other business counterparties, and the risk that the businesses will not be separated successfully or that such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on our resources, systems, procedures and controls, disruption of our ongoing business, and diversion of management’s attention from other business concerns.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Where required by law, no binding decision will be made with respect to the divestiture of the European business other than in compliance with applicable employee information and consultation requirements.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact

XPO Logistics, Inc.

Joe Checkler

+1-203-423-2098

joe.checkler@xpo.com

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